INDEPENDENT AUDITOR'S CONSENT





We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated July 26, 1996, which appears on page 16 of the annual report on Form 10-KSB of Quad City Holdings, Inc. for the year ended June 30, 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.






                                        /s/ McGLADREY & PULLEN, LLP




Davenport, Iowa
June 16, 1997